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                                                                Exhibit 10.34


                             PARTNERSHIP AGREEMENT

        AGREEMENT made as of the 20 day of October, 1989 by and between PHARMACHEM LABORATORIES, INC., a New Jersey corporation with its principal offices located at 130 Wesley Street, South Hackensack, New Jersey 07606 ("Pharmachem") and GARDEN STATE NUTRITIONALS, INC., a New Jersey corporation with its principal offices located at 100 Lehigh Drive, Fairfield, New Jersey 07005 ("Garden State"). (Pharmachem and Garden State shall be referred to individually, as a "Partner" and collectively, as the "Partners".)

                              W I T N E S S E T H:

        In consideration of the mutual promises and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Formation of Partnership. The Partners hereby form a partnership (the "Partnership") under and pursuant to the terms of the Uniform Partnership Law of the State of New Jersey, N.J.S.A. 42:1-1 et seq. for the purpose described in Paragraph 2 below.

        2. Type of Business. The purpose of the Partnership shall be to conduct the general business of manufacturing and distributing pharmaceutical products, and any other business that may from time to time be agreed on by the Partners.

        3. Name of Partnership. The name of the Partnership shall be AMERICAN INULIN GROUP.

        4. Term of Partnership. The Partnership shall commence on the date first above written and shall continue until dissolved by

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mutual agreement of the Partners or terminated as provided in this Agreement.

        5. Place of Business. The principal place of business of the Partnership shall be at 130 Wesley Street, South Hackensack, New Jersey 07606, and any other place or places that may be mutually agreed on by the Partners.

        6. Initial Capital. The initial capital of the Partnership shall be the sum of $184,240, of which each Partner shall contribute to by depositing in a checking account in the name of the Partnership at the United Jersey Bank in Hackensack, New Jersey, on or before November, 1989 the following amounts:

             Pharmachem shall contribute $92,120.

             Garden State shall contribute $92,120.

        7. Withdrawal of Capital. No Partner shall withdraw any portion of the capital of the Partnership without the express written consent of the other Partner.

        8. Profits and Losses. Any net profits or losses that may accrue to the Partnership shall be distributed to or borne by the Partners in [the following proportions/equal proportions]:

             [Pharmachem:   50%

             Garden State:  50%]

        9. Partnership Books. At all times during the continuation of the Partnership, the Partners shall keep accurate books of account in which all matters relating to the Partnership, including all of its income, expenditures, assets, and liabilities, shall be entered. These books shall be kept on [an


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accrual/a cash] basis and shall be open to examination by either Partner at any time.

        10. Fiscal Year. The fiscal year of the Partnership shall end on the 30th day of September each year.

        11. Accountings. A complete accounting of the Partnership affairs as of the close of business on the last day of March, June, September, and December of each year shall be rendered to each Partner within [fourteen (14)] days after the close of each of those months. On each accounting, the net profits of the Partnership shall be distributed to the Partners as provided in this Agreement to the extent that cash is available for this distribution. Except as to manifest errors discovered within [seven (7)] days after its rendition, each accounting shall be final and conclusive as to each Partner.

        12. Best Efforts. Each Partner shall use the utmost of its skills and ability in furtherance of the Partnership business.

        13. Management and Authority. Each Partner shall have an equal voice in the management of the Partnership and shall have authority to bind the Partnership in making contracts and incurring obligations in the name and on the credit of the Partnership. However, no Partner shall incur any obligations in the name or on the credit of the Partnership exceeding $90,000 without the express written consent of the other Partner. Any obligation incurred in violation of this provision shall be charged to and collected from the Partner incurring the obligation.

        14. Net Profits Defined. The term "net profits" as used in this Agreement shall mean the net profits of the Partnership as determined by generally accepted accounting principles for each accounting period provided for in this Agreement.

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        15.   Withdrawal of Partner.   Any Partner may withdraw from the
Partnership at the end of any accounting period by giving the other Partner [thirty (30)] days' prior written notice of its intention to do so.

        16.   Option to Purchase Terminated Interest.   On dissolution of the
Partnership by the withdrawal of a Partner, the remaining Partner, on written notice to the other Partner within [thirty (30)] days of the dissolution, may continue the Partnership business by purchasing the interest of the other Partner in the assets and goodwill of the Partnership. The remaining Partner shall have the option to purchase the interest of the withdrawing Partner by paying to this Partner the value of the interest determined as provided in Paragraph 17 of this Agreement.

       17.   Purchase Price of Partnership Interest.   On exercise of the option
described in Paragraph 16 above, the remaining Partner shall pay to the withdrawing Partner the net book value of the interest as shown on the last regular accounting of the Partnership preceding the dissolution, together with the full unwithdrawn portion of the withdrawing Partner's distributive share of any net profits earned by the Partnership between the date of the accounting and the date of dissolution of the Partnership.

        18.   Duties of Purchasing Partner.   On any purchase and sale pursuant
to the provisions of Paragraphs 16 and 17 of this Agreement, the remaining Partner shall assume all obligations of the Partnership and shall hold the withdrawing Partner, and the property of any withdrawing Partner free and harmless from all liability for these obligations. Furthermore, the remaining Partner, at its own expense, shall immediately cause to be prepared, filed, served, and published all notices that may be required by law to protect the withdrawing Partner from liability for the future obligations of the Partnership business.

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        19.  Dissolution.  On dissolution of the Partnership, other than as provided in Paragraphs 16 and 17 of this Agreement, the affairs of the Partnership shall be wound up, the assets of the Partnership liquidated, the debts paid, and the surplus divided equally between the Partners.

        20. Notices. All notices between the Partners provided for or permitted under this Agreement or by law shall be in writing and shall be deemed duly served when personally delivered to a Partner or, instead of personal service, when deposited in the United States mail, as certified, with postage prepaid, and addressed to the Partner at the address of the principal place of business of the Partnership or to another place that may from time to time be specified in a notice given pursuant to this paragraph as the address for service of notice on the Partner.

        21. Consents and Agreements. All consents and agreements provided for or permitted by this Agreement shall be in writing and a signed copy of them shall be filed and kept with the books of the Partnership.

        22. Sole Agreement. This instrument contains the sole agreement of the parties relating to their Partnership and correctly sets forth the rights, duties, and obligations of each to the other in connection with it as of its date. Any prior


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agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

ATTEST:                                    PHARMACHEM LABORATORIES

/s/ Howard March                       By: /s/ David A Holmes
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                                          DAVID A. HOLMES, President


ATTEST:                                    GARDEN STATE NUTRITIONALS, INC.

/s/ Howard March                       By: /s/ Edward M. Frankel
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                                          Edward M. Frankel,
                                          Chief Executive Officer


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